Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	(609) 452-4807 www.covance.com

COVANCE REPORTS EARNINGS GROWTH OF 30% TO $0.54/SHARE AND
INCREASES FY2006 EARNINGS TARGET TO AT LEAST $2.19/SHARE
— 14.0% Net Revenue Growth; $555 Million in Net Orders Drives Backlog Growth of 31.2% —

Princeton, New Jersey, July 24, 2006 — Covance Inc.  (NYSE: CVD) today reported earnings for its second quarter ended June 30, 2006 of $0.54/diluted share, including stock-based compensation expense of $0.04 per diluted share related to SFAS 123(R).  This represents year-over-year EPS growth of 29.8% with both periods including stock-based compensation expense.

“Covance delivered another strong financial performance, including net revenue growth of 14.0% and operating margins of 14.0%.  In the second quarter, we also achieved record net orders of $555 million driving our backlog up 31.2% to $1.97 billion.  Our continued strong order performance positions us well for future growth,” said Joe Herring, Chairman and Chief Executive Officer.  “Early Development net revenue growth accelerated to 11.4% and operating margins were a healthy 25.1%.  In Late-Stage Development, outstanding performances in both central laboratory and commercialization services were partially offset by weakness in clinical development, resulting in year-over-year revenue growth of 16.4% and operating margins of 15.9%.”

“Repeat business and the development of strategic client relationships continue to spur new order growth.  Included in the second quarter’s record net orders was the previously announced expanded dedicated capacity contract which secures toxicology space for a client through 2013, adding $150 million to our second quarter backlog.  In addition, we experienced a robust flow of new orders in Late-Stage Development, where our book-to-bill exceeded 1.35:1.  On May 31, we completed the acquisition of eight early clinical sites from Radiant Research and are encouraged by the large number of requests for proposals we are seeing for Phase I/IIa projects.”

“As a result of our strong operating, financial, and order performance through the first half of the year, we are raising our 2006 earnings target from at least $2.16 per diluted share to at least $2.19 per diluted share.”

Consolidated Results

Three Months Ended June 30	2Q06	2Q05	2Q05	2Q05	Change
($ in millions except EPS)		as reported	SFAS 123	Pro Forma
			Expense
Net Revenues	$335.2	$294.0		$294.0	14.0%
Reimbursable Out-of-Pockets	$21.9	$13.4		$13.4
Total Revenues	$357.1	$307.4		$307.4

Costs and Expenses	$288.2	$252.1	$4.5	$256.6	12.3%
Reimbursable Out-of-Pockets	$21.9	$13.4		$13.4
Total Costs and Expenses	$310.1	$265.5	$4.5	$270.0

Operating Income	$47.0	$41.9	$(4.5)	$37.4	25.7%
Operating Margin %	14.0%	14.3%	(1.6%)	12.7%
Net Income	$35.0	$29.6	$(3.1)	$26.5	32.2%
Diluted EPS	$0.54	$0.46	$(0.05)	$0.42	29.8%

Six Months Ended June 30	2006 YTD	2005 YTD	2005 YTD	2005 YTD	Change
($ in millions except EPS)		as reported	SFAS 123	Pro Forma
			Expense
Net Revenues	$655.7	$575.2		$575.2	14.0%
Reimbursable Out-of-Pockets	$35.1	$25.0		$25.0
Total Revenues	$690.8	$600.2		$600.2

Costs and Expenses	$562.8	$492.4	$9.4	$501.8	12.2%
Reimbursable Out-of-Pockets	$35.1	$25.0		$25.0
Total Costs and Expenses	$597.9	$517.4	$9.4	$526.8

Operating Income	$92.9	$82.8	$(9.4)	$73.4	26.6%
Operating Margin%	14.2%	14.4%	(1.6%)	12.8%
Net Income	$68.4	$58.4	$(6.4)	$52.0	31.5%
Diluted EPS	$1.06	$0.92	$(0.10)	$0.82	29.9%

Operating Segment Results

Early Development

($ in millions)	2Q06	2Q05	Change	2006 YTD	2005 YTD	Change
Net Revenues	$155.7	$139.8	11.4%	$298.2	$270.7	10.2%
Operating Income	$39.1	$33.7	16.1%	$74.6	$65.7	13.6%
Margin %	25.1%	24.1%		25.0%	24.3%

The Company’s Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology services, and research products.  Early Development net revenues for the second quarter of 2006 grew 11.4% year-on-year to $155.7 million, compared to $139.8 million in the second quarter of 2005, and were up a strong $13.3 million or 9.3% sequentially.  Net revenue growth in the quarter was broad-based.  Year-to-date, net revenues are up 10.2% to $298.2 million compared to $270.7 million in the first half of the prior year.  We expect the continued ramp up of new toxicology capacity and further increases in sales of research products to drive mid-teens revenue growth in this segment in the third quarter.

Operating income for the second quarter of 2006 increased 16.1% to $39.1 million compared to $33.7 million for the second quarter of last year.  Operating margins for the second quarter of 2006 expanded to 25.1% versus 24.1% in the second quarter of the prior year.  Toxicology and chemistry services were the primary drivers of the year-on-year operating margin expansion.  Year-to-date, operating margins increased to 25.0% from 24.3% in the prior year.

Late-Stage Development

($ in millions)	2Q06	2Q05	Change	2006 YTD	2005 YTD	Change
Net Revenues	$179.5	$154.2	16.4%	$357.6	$304.5	17.4%
Operating Income	$28.5	$26.9	6.1%	$60.5	$52.5	15.2%
Margin %	15.9%	17.4%		16.9%	17.3%

The Late-Stage Development segment includes central laboratory, Phase II-III clinical development, commercialization services (periapproval services and market access services), and cardiac safety services.  Late-Stage Development net revenues for the second quarter of 2006 grew 16.4% to $179.5 million compared to $154.2 million in the second quarter of 2005.  Central laboratory and commercialization services were the strongest contributors to this quarter’s growth.  Year-to-date, net revenues grew 17.4% to $357.6 million compared to $304.5 million in the prior year.

Operating income for the second quarter of 2006 increased 6.1% to $28.5 million compared to $26.9 million in the second quarter of the prior year.  Operating margins for the second quarter of 2006 were 15.9% versus 17.4% in the second quarter of 2005.  Year-to-date, operating margins were 16.9% compared to 17.3% in the prior year.  Strong performances in central laboratories and commercialization services were partially offset by results in clinical development which were impacted by the previously announced delay of three large studies and somewhat slower conversion of backlog to revenue.  Of the three delayed studies, one initiated in June, another in July, and the third is scheduled to begin by the end of the year.

Corporate Information

The Company’s backlog at June 30, 2006 grew 31.2% year-over-year to $1.97 billion compared to $1.50 billion at June 30, 2005.  Net orders in the second quarter of 2006 were $555 million, up 55.8% over the $356 million reported in the second quarter of 2005.

Corporate expenses, which totaled $20.6 million in the second quarter of 2006, include $3.8 million of incremental expenses relating to the expensing of stock-based compensation under SFAS 123(R).

Cash and cash equivalents at June 30, 2006 were $137.6 million compared to $191.1 million at March 31, 2006.   The Company used $74 million in cash during the second quarter to finance the acquisitions of Signet Laboratories and eight early clinical sites from Radiant Research.

Capital expenditures for the second quarter were $30.2 million and totaled $49.3 million in the first half of 2006.  Free cash flow (cash from operations less capital spending) was $16.1 million in the quarter and $29.5 million year to date.  We continue to expect 2006 capital spending to be approximately $125 million and 2006 free cash flow to be approximately $90 million.

Net Days Sales Outstanding (DSO) were 57 days at June 30, 2006 versus 56 days at March 31, 2006 and 60 days at June 30, 2005.

The Company’s investor conference call will be webcast on July 25 at 9:00 am EDT.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1 billion, global operations in more than 20 countries, and greater than 7,900 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss of large contracts, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, difficulties or delays in integrating the business of Radiant and achieving anticipated efficiencies and synergies, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

Statement Regarding Adoption of SFAS 123(R)
Prior to 2006, Covance followed the disclosure-only provisions of SFAS123 as it related to expensing of stock options.  Accordingly, the Company had accounted for stock awards granted under its equity plans under the recognition and measurement principles of APB25, which provide that no expense is recorded for stock options issued with an exercise price equal to the fair market value of the underlying stock on the date of grant.  Covance reflected the expense associated with the fair value of stock option grants in its required pro forma footnote disclosure under SFAS123 in its SEC filings.  Beginning January 1, 2006, Covance adopted SFAS123(R).  Under SFAS123(R), all share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based upon their fair values.  Management believes that it may be useful for investors in evaluating current period financial performance to compare to 2005 results that include stock option expense computed in accordance with SFAS 123.  Management does not assert that such pro forma numbers are superior to the 2005 “as reported” results; however, the pro forma numbers may help investors compare results including stock option expense across both periods.  Although the Company has begun to use the Lattice-Binomial valuation method for valuing stock options granted beginning in 2006 (whereas previously the Company had used the Black-Scholes Merton valuation method), management believes that the Lattice-Binomial and the Black-Scholes Merton valuation methods, with the assumptions used by the Company, result in fair values which are substantially similar in all material respects.  As a result, the Company believes that the 2006 “as reported” amounts under SFAS123(R) are comparable to the 2005 “pro forma” amounts as previously disclosed under SFAS123.

Financial Exhibits Follow

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Net revenues	$335,240	$293,963	$655,749	$575,228
Reimbursable out-of-pockets	21,934	13,449	35,063	24,967
Total revenues	357,174	307,412	690,812	600,195

Costs and expenses:
Cost of revenue	222,723	195,714	436,383	382,486
Reimbursed out-of-pocket expenses	21,934	13,449	35,063	24,967
Selling, general and administrative	51,312	44,490	99,598	86,626
Depreciation and amortization	14,165	11,833	26,884	23,334
Total costs and expenses	310,134	265,486	597,928	517,413

Income from operations	47,040	41,926	92,884	82,782

Other (income) expense, net:
Interest income, net	(1,682)	(975)	(3,495)	(1,987)
Foreign exchange transaction (gain) loss, net	(195)	369	67	951
Other income, net	(1,877)	(606)	(3,428)	(1,036)

Income before taxes and equity investee earnings	48,917	42,532	96,312	83,818

Taxes on income	14,407	13,041	28,663	25,759

Equity investee earnings	510	59	760	355

Net income	$35,020	$29,550	$68,409	$58,414

Basic earnings per share	$0.55	$0.47	$1.08	$0.93

Weighted average shares outstanding—basic	63,626,078	62,506,556	63,399,226	62,630,820

Diluted earnings per share	$0.54	$0.46	$1.06	$0.92

Weighted average shares outstanding—diluted	64,849,638	63,651,043	64,623,847	63,820,766

(1)             2006 financial results include stock-based compensation expense as measured under SFAS 123R.

(2)             2005 financial results reflect stock-based compensation expense as measured under APB 25 and, accordingly, do not include stock-based compensation expense as measured under SFAS 123.

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2006 and DECEMBER 31, 2005

(Dollars in thousands)

	June 30	December 31
	2006	2005
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$137,638	$160,717
Accounts receivable, net	205,315	206,098
Unbilled services	100,723	88,297
Inventory	43,533	40,293
Deferred income taxes	5,245	2,062
Prepaid expenses and other current assets	66,353	49,243
Total Current Assets	558,807	546,710

Property and equipment, net	442,914	410,665
Goodwill, net	118,827	61,262
Other assets	46,439	37,966
Total Assets	$1,166,987	$1,056,603

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,322	$26,975
Accrued payroll and benefits	61,555	64,226
Accrued expenses and other current liabilities	50,752	48,298
Unearned revenue	95,189	96,987
Income taxes payable	11,677	16,242
Total Current Liabilities	248,495	252,728

Deferred income taxes	41,430	45,545
Other liabilities	29,463	26,559
Total Liabilities	319,388	324,832

Stockholders’ Equity:
Common stock	729	718
Paid-in capital	396,780	350,678
Retained earnings	681,220	612,811
Cumulative translation adjustment	23,374	13,367
Treasury stock	(254,504)	(245,803)
Total Stockholders’ Equity	847,599	731,771

Total Liabilities and Stockholders’ Equity	$1,166,987	$1,056,603

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30
	2006	2005
Cash flows from operating activities:
Net income	$68,409	$58,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,884	23,334
Non-cash compensation expense associated with employee benefit and stock compensation plans	14,331	6,913
Deferred income tax provision	(697)	(2,018)
Other	(713)	185
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	6,466	(14,942)
Unbilled services	(12,426)	(10,859)
Inventory	(2,826)	4,484
Accounts payable	2,223	3,538
Accrued liabilities	(2,691)	(13,973)
Unearned revenue	(4,121)	(13,478)
Income taxes payable	(386)	18,247
Other assets and liabilities, net	(15,658)	(8,129)
Net cash provided by operating activities	78,795	51,716

Cash flows from investing activities:
Capital expenditures	(49,335)	(54,892)
Acquisition of businesses	(74,323)	(873)
Other, net	586	44
Net cash used in investing activities	(123,072)	(55,721)

Cash flows from financing activities:
Stock issued under employee stock purchase and option plans	27,603	23,980
Purchase of treasury stock	(8,701)	(54,963)
Net cash provided by (used in) financing activities	18,902	(30,983)

Effect of exchange rate changes on cash	2,296	(10,210)

Net change in cash and cash equivalents	(23,079)	(45,198)

Cash and cash equivalents, beginning of period	160,717	177,712

Cash and cash equivalents, end of period	$137,638	$132,514